Exhibit 23.2

Assentsure PAC UEN – 20186648N 180B Bencoolen Street 03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 12, 2025, with respect to the consolidated financial statements of Zeta Network Group and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended June 30, 2025.

/s/ Assentsure PAC
Singapore
February 2, 2026